Exhibit 99.1

People’s United Financial Reports First Quarter Net Income of $144.5 Million, or

$0.33 per Common Share

Operating Earnings of $0.37 per Common Share

Announces Common Dividend Increase for 28th Consecutive Year

•	Announced merger with M&T Bank Corporation, which is expected to close in the fourth quarter of 2021.

•	Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of 12 basis points, and provision for credit losses resulting in a net benefit of $13.6 million.

•	Maintained strong deposit inflows as period-end balances increased $1.3 billion or three percent linked-quarter.

•

Reached agreement with Stop & Shop on the timing of the exit from all New York in-store branch and ATM locations, which will begin in the third quarter of 2021 with a full exit occurring over four quarters.

BRIDGEPORT, CT., April 22, 2021 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the first quarter of 2021. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
Net income (loss)	$144.5	$(145.3)	$130.4
Net income (loss) available to common shareholders	141.0	(148.8)	126.9
Per common share	0.33	(0.35)	0.30

Operating earnings[1]	156.5	147.7	141.1
Per common share	0.37	0.35	0.33

Net interest income	$385.9	$382.8	$396.0
Net interest margin	2.74%	2.84%	3.12%

Non-interest income	94.6	178.2	123.8
Operating non-interest income[1]	94.6	102.3	123.8

Non-interest expense	$311.9	$646.4	$320.1
Operating non-interest expense[1]	292.3	288.5	302.2

Efficiency ratio	56.6%	55.5%	54.0%

Average balances
Loans	$42,854	$44,061	$43,460
Deposits	52,876	50,674	44,163

Period-end balances
Loans	42,770	43,869	44,284
Deposits	53,475	52,138	44,741

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

“Our first quarter results marked a solid start to the year and further highlighted the strengths of the franchise,” said Jack Barnes, Chairman and Chief Executive Officer. “In February, we announced the merger with M&T, a like-minded partner that has a similar culture, approach to service, complementary offerings, and minimal geographic overlap. This transaction will bring together two high-performing and well-respected institutions to create a leading U.S. super regional bank. The combined company will provide customers greater access to branches, expert bankers, innovative solutions, and enhanced digital capabilities. We are excited about the opportunities ahead and building upon the legacy forged by People’s United over 178 years. Importantly, as we work towards the close of the merger, our focus remains steadfast on delivering value to customers, supporting communities, and caring for colleagues.”

“We are pleased with the Company’s financial performance in the first quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating income of $156.5 million, increased six percent linked-quarter and generated an operating return of average tangible common equity of 13.8 percent. These results included modestly higher net interest income, continued well-controlled expenses, and a negative provision for credit losses primarily driven by an improved economic outlook. Net interest margin of 2.74 percent was 10 basis points lower than the fourth quarter due to lower yields in the securities portfolio, two fewer calendars days and increased excess liquidity. These headwinds were partially offset by a further reduction in deposits costs for the seventh consecutive quarter, and stable loan yields. The loan-to-deposit ratio concluded the quarter at 80 percent as loans decreased $1.1 billion or three percent from December 31, while deposits grew $1.3 billion or three percent. The decline in period-end loans was largely driven by $586 million in lower retail balances, and a $431 million reduction in mortgage warehouse from a record level at year-end. Conversely, the loan portfolio benefited from a net increase in PPP balances of $288 million and continued solid results in LEAF. Deposit growth reflected federal stimulus payments, PPP funds and strong inflows in our municipal business.”

	As of and for the Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020
Asset Quality
Net loan charge-offs to average total loans	0.12%	0.12%	0.10%
Non-performing loans as a percentage of total loans	0.83%	0.75%	0.54%

Returns
Return on average assets[1]	0.90%	(0.93%)	0.89%
Return on average tangible common equity[1]	12.5%	(13.4%)	11.8%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.4%	7.5%	7.4%
Tier 1 leverage	8.3%	8.3%	8.4%
Common equity tier 1	10.9%	10.5%	9.5%
Tier 1 risk-based	11.4%	11.0%	10.0%
Total risk-based	12.8%	12.4%	11.3%

People’s United Bank, N.A.
Tier 1 leverage	8.7%	8.7%	8.9%
Common equity tier 1	12.1%	11.5%	10.7%
Tier 1 risk-based	12.1%	11.5%	10.7%
Total risk-based	13.3%	12.8%	12.0%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13

The Company’s Board of Directors voted to increase the common stock dividend to an annual rate of $0.73 per share. Based on the closing stock price on April 21, 2021, the dividend yield on People’s United Financial common stock is 4.1 percent. The quarterly dividend of $0.1825 per share is payable May 15, 2021 to shareholders of record on May 3, 2021.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $64 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of more than 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

1Q 2021 Financial Highlights

Summary

•	Net income totaled $144.5 million, or $0.33 per common share.

•	Net income available to common shareholders totaled $141.0 million.

•	Operating earnings totaled $156.5 million, or $0.37 per common share (see page 13).

•	Net interest income totaled $385.9 million in 1Q21 compared to $382.8 million in 4Q20.

•	Includes $29.6 million associated with PPP loans in 1Q21 ($24.6 million in net fees and $5.0 million in net interest income).

•	Net interest margin decreased ten basis points from 4Q20 to 2.74% reflecting:

•	Lower rates on deposits (increase of five basis points).

•	Higher yields on the loan portfolio (increase of three basis points).

•	Lower yields on the securities portfolio (decrease of 11 basis points).

•	Two less calendar days in 1Q21 (decrease of four basis points).

•	Excess liquidity resulting from deposits at the Federal Reserve Bank (decrease of three basis points).

•	PPP loans had a ten basis point favorable impact on the net interest margin in 1Q21.

•	Provision for credit losses on loans totaled $(13.6) million.

•	Allowance for credit losses on loans decreased $26.0 million.

•	Net loan charge-offs totaled $12.4 million.

•	Net loan charge-off ratio of 0.12%.

•	Non-interest income totaled $94.6 million in 1Q21 compared to $178.2 million in 4Q20.

•	Operating non-interest income totaled $94.6 million in 1Q21 and $102.3 million in 4Q20 (see page 13).

•	Investment management fees increased $1.0 million.

•	Customer interest rate swap income decreased $2.1 million.

•	Commercial banking lending fees decreased $1.9 million.

•	Operating lease income decreased $1.6 million.

•	Included in non-interest income in 4Q20 is a $75.9 million net gain on the sale of People’s United Insurance Agency, Inc. (see page 13).

•	At March 31, 2021, assets under discretionary management totaled $9.8 billion.

•	Non-interest expense totaled $311.9 million in 1Q21 compared to $646.4 million in 4Q20.

•	Operating non-interest expense totaled $292.3 million in 1Q21 and $288.5 million in 4Q20 (see page 13).

•	Compensation and benefits expense increased $6.2 million, primarily reflecting seasonally higher payroll and benefit-related costs in 1Q21.

•	Occupancy and equipment expense, excluding $0.3 million of non-operating expenses in 4Q20, decreased $1.5 million.

•	Professional and outside services expense, excluding $9.4 million and $0.8 million of non-operating expenses in 1Q21 and 4Q20, respectively, increased $0.1 million.

•	Regulatory assessment expense increased $1.2 million.

•	Other non-interest expense includes non-operating expenses totaling $10.1 million in 1Q21 and $3.8 million in 4Q20.

•	The efficiency ratio was 56.6% for 1Q21 compared to 55.5% for 4Q20 and 54.0% for 1Q20 (see page 13).

•	The effective income tax rate was 20.7% for 1Q21 compared to 37.0% for the full-year of 2020.

•

The full-year 2020 effective income tax rate reflects the impact of a non-deductible goodwill impairment charge for which no tax benefit was realized. Excluding non-deductible goodwill impairment, the effective income tax rate was 18.4% for the full-year of 2020.

Commercial Banking

•	Commercial loans totaled $32.7 billion at March 31, 2021, a $514 million decrease from December 31, 2020.

•	PPP loans increased $288 million ($965 million in initial funding less $677 million in loan forgiveness).

•	The mortgage warehouse portfolio decreased $431 million.

•	The New York multifamily portfolio decreased $39 million.

•	The equipment financing portfolio decreased $3 million.

•	Average commercial loans totaled $32.5 billion in 1Q21, a $575 million decrease from 4Q20.

•	PPP loans decreased $5 million.

•	The average mortgage warehouse portfolio decreased $59 million.

•	The average New York multifamily portfolio decreased $53 million.

•	The average equipment financing portfolio increased $20 million.

•	Commercial deposits totaled $23.3 billion at March 31, 2021 compared to $22.9 billion at December 31, 2020.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.85% at March 31, 2021 compared to 0.74% at December 31, 2020.

•	Non-performing commercial assets totaled $286.1 million at March 31, 2021 compared to $255.2 million at December 31, 2020.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.77% at March 31, 2021 compared to 0.91% at December 31, 2020.

•	The commercial allowance for credit losses represented 90% of non-accrual commercial loans at March 31, 2021 compared to 123% at December 31, 2020.

Retail Banking

•	Residential mortgage loans totaled $8.1 billion at March 31, 2021, a $452 million decrease from December 31, 2020.

•	Average residential mortgage loans totaled $8.3 billion in 1Q21, a $493 million decrease from 4Q20.

•	Home equity loans totaled $1.9 billion at March 31, 2021, a $123 million decrease from December 31, 2020.

•	Average home equity loans totaled $1.9 billion in 1Q21, a $128 million decrease from 4Q20.

•	Retail deposits totaled $30.2 billion at March 31, 2021 compared to $29.2 billion at December 31, 2020.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.71% at March 31, 2021 compared to 0.73% at December 31, 2020.

•	The ratio of non-accrual home equity loans to home equity loans was 1.00% at March 31, 2021 compared to 1.03% at December 31, 2020.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.48% at March 31, 2021 compared to 1.14% at December 31, 2020.

•	The retail allowance for credit losses represented 195% of non-accrual retail loans at March 31, 2021 compared to 146% at December 31, 2020.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the pending merger with M&T Bank Corporation; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
(dollars in millions, except per common share data)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Earnings Data:
Net interest income (fully taxable equivalent)	$393.5	$390.2	$398.7	$413.0	$403.7
Net interest income	385.9	382.8	391.4	405.6	396.0
Provision for credit losses	(13.6)	14.7	26.8	80.8	33.5
Non-interest income (1)	94.6	178.2	101.1	89.6	123.8
Non-interest expense (1)	311.9	646.4	293.6	304.0	320.1
Income (loss) before income tax expense	182.2	(100.1)	172.1	110.4	166.2
Net income (loss)	144.5	(145.3)	144.6	89.9	130.4
Net income (loss) available to common shareholders (1)	141.0	(148.8)	141.1	86.4	126.9

Selected Statistical Data:
Net interest margin (2)	2.74%	2.84%	2.97%	3.05%	3.12%
Return on average assets (1), (2)	0.90	(0.93)	0.94	0.58	0.89
Return on average common equity (2)	7.7	(7.8)	7.5	4.6	6.7
Return on average tangible common equity (1), (2)	12.5	(13.4)	13.1	8.1	11.8
Efficiency ratio (1)	56.6	55.5	53.8	53.5	54.0

Common Share Data:
Earnings per common share:
Basic	$0.34	$(0.36)	$0.34	$0.21	$0.30
Diluted (1)	0.33	(0.35)	0.34	0.21	0.30
Dividends paid per common share	0.1800	0.1800	0.1800	0.1800	0.1775
Common dividend payout ratio (1)	53.7%	(50.8)%	53.6%	87.4%	60.9%
Book value per common share	$17.42	$17.56	$18.11	$17.95	$17.87
Tangible book value per common share (1)	10.70	10.77	10.37	10.18	10.07
Stock price:
High	19.40	13.58	12.36	13.99	17.00
Low	12.66	9.98	9.74	9.37	10.40
Close	17.90	12.93	10.31	11.57	11.05
Common shares outstanding (in millions) (1)	427.22	424.68	424.67	424.59	424.47
Weighted average diluted common shares (in millions)	422.58	420.39	420.29	420.15	429.77

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Financial Condition Data:
Total assets	$64,173	$63,092	$60,871	$61,510	$60,433
Loans	42,770	43,870	45,231	45,452	44,284
Securities	10,445	9,191	8,270	8,233	8,552
Short-term investments	4,992	3,766	439	987	744
Allowance for credit losses on loans	399	425	424	414	342
Goodwill and other acquisition-related intangible assets	2,835	2,846	3,244	3,254	3,264
Deposits	53,475	52,138	49,637	49,934	44,741
Borrowings	1,156	1,148	1,237	1,782	5,911
Notes and debentures	1,003	1,010	1,012	1,015	1,013
Stockholders' equity	7,592	7,603	7,831	7,763	7,726
Total risk-weighted assets (1):
People's United Financial, Inc.	44,302	45,075	45,756	45,657	46,408
People's United Bank, N.A.	44,256	45,016	45,685	45,615	46,397
Non-accrual loans	353	329	306	296	240
Net loan charge-offs	12.4	13.4	17.3	8.5	10.6

Average Balances:
Loans	$42,854	$44,061	$44,853	$45,153	$43,460
Securities (2)	9,561	8,390	7,922	8,240	8,022
Short-term investments	5,000	2,582	842	774	290
Total earning assets	57,415	55,034	53,617	54,168	51,772
Total assets	64,057	62,396	61,293	61,841	58,604
Deposits	52,876	50,674	49,542	48,447	44,163
Borrowings	1,143	1,233	1,283	2,911	4,353
Notes and debentures	1,008	1,011	1,014	1,014	1,000
Total funding liabilities	55,027	52,918	51,839	52,372	49,515
Stockholders' equity	7,606	7,884	7,801	7,757	7,804

Ratios:
Net loan charge-offs to average total loans (annualized)	0.12%	0.12%	0.15%	0.08%	0.10%
Non-performing assets to total loans, real estate owned and repossessed assets	0.85	0.78	0.71	0.69	0.59
Allowance for credit losses on loans to:
Total loans	0.93	0.97	0.94	0.91	0.77
Non-accrual loans	113.0	129.1	138.4	139.8	142.2
Average stockholders' equity to average total assets	11.9	12.6	12.7	12.5	13.3
Stockholders' equity to total assets	11.8	12.1	12.9	12.6	12.8
Tangible common equity to tangible assets (3)	7.4	7.5	7.5	7.3	7.4
Total risk-based capital (1):
People's United Financial, Inc.	12.8	12.4	11.8	11.8	11.3
People's United Bank, N.A.	13.3	12.8	12.3	12.3	12.0

(1)	March 31, 2021 amounts and ratios are preliminary.
(2)	Average balances for securities are based on amortized cost.
(3)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	March 31, 2021	Dec. 31, 2020	March 31, 2020
Assets
Cash and due from banks	$464.2	$477.3	$507.6
Short-term investments	4,992.1	3,766.0	744.3
Securities:
Debt securities available-for-sale, at fair value	6,160.6	4,925.5	4,276.6
Debt securities held-to-maturity, at amortized cost	4,016.8	3,993.8	3,861.5
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	266.2	266.6	407.2
Equity securities, at fair value	1.5	5.3	6.2

Total securities	10,445.1	9,191.2	8,551.5

Loans held-for-sale	10.1	26.5	19.2
Loans:
Commercial and industrial (1)	14,288.2	14,982.3	12,045.7
Commercial real estate (1)	13,520.1	13,336.9	14,651.6
Equipment financing	4,927.2	4,930.0	5,012.7

Total Commercial Portfolio	32,735.5	33,249.2	31,710.0

Residential mortgage	8,067.2	8,518.9	10,081.9
Home equity and other consumer	1,967.0	2,101.4	2,492.1

Total Retail Portfolio	10,034.2	10,620.3	12,574.0

Total loans	42,769.7	43,869.5	44,284.0
Less allowance for credit losses on loans	(399.1)	(425.1)	(341.7)

Total loans, net	42,370.6	43,444.4	43,942.3

Goodwill and other acquisition-related intangible assets	2,834.6	2,845.9	3,264.0
Bank-owned life insurance	713.1	711.6	707.6
Premises and equipment, net	269.5	276.7	300.8
Other assets	2,073.2	2,352.2	2,396.0

Total assets	$64,172.5	$63,091.8	$60,433.3

Liabilities
Deposits:
Non-interest-bearing	$16,266.5	$15,881.7	$10,526.0
Savings	6,517.7	6,029.7	5,136.0
Interest-bearing checking and money market	25,782.8	24,567.5	20,238.9
Time	4,908.3	5,658.8	8,840.2

Total deposits	53,475.3	52,137.7	44,741.1

Borrowings:
Federal Home Loan Bank advances	569.7	569.7	4,489.7
Customer repurchase agreements	436.2	452.9	301.1
Federal funds purchased	150.0	125.0	1,120.0

Total borrowings	1,155.9	1,147.6	5,910.8

Notes and debentures	1,003.3	1,009.6	1,012.6
Other liabilities	945.8	1,194.1	1,043.3

Total liabilities	56,580.3	55,489.0	52,707.8

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1
Common stock	5.4	5.3	5.3
Additional paid-in capital	7,693.9	7,663.6	7,644.4
Retained earnings	1,426.9	1,363.6	1,514.5
Unallocated common stock of ESOP, at cost	(113.8)	(115.6)	(121.1)
Accumulated other comprehensive loss	(195.3)	(89.2)	(92.7)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,469.0)

Total stockholders’ equity	7,592.2	7,602.8	7,725.5

Total liabilities and stockholders’ equity	$64,172.5	$63,091.8	$60,433.3

(1)

In the first quarter of 2021, the Company completed a portfolio review to ensure consistent classification of certain commercial loans across the Company’s franchise and conformity to industry practice for such loans. As a result, approximately $350 million of loans secured by non-owner-occupied commercial properties were prospectively reclassified, in March 2021, from commercial and industrial loans to commercial real estate loans. Prior period balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Interest and dividend income:
Commercial and industrial	$116.1	$111.3	$110.7	$112.4	$106.4
Commercial real estate	98.8	106.1	110.5	122.4	149.6
Equipment financing	62.8	62.1	65.4	67.6	68.2
Residential mortgage	69.9	74.9	82.1	84.8	90.4
Home equity and other consumer	16.5	18.7	19.9	20.1	28.0

Total interest on loans	364.1	373.1	388.6	407.3	442.6
Securities	51.4	47.2	47.5	49.8	51.2
Short-term investments	1.2	0.8	0.4	0.2	2.0
Loans held-for-sale	0.3	0.4	0.3	0.3	3.3

Total interest and dividend income	417.0	421.5	436.8	457.6	499.1

Interest expense:
Deposits	22.7	30.1	36.5	41.7	78.9
Borrowings	1.2	1.3	1.5	2.0	15.4
Notes and debentures	7.2	7.3	7.4	8.3	8.8

Total interest expense	31.1	38.7	45.4	52.0	103.1

Net interest income	385.9	382.8	391.4	405.6	396.0
Provision for credit losses on loans	(13.6)	14.7	27.1	80.8	33.5
Provision for credit losses on securities	—	—	(0.3)	—	—

Net interest income after provision for credit losses	399.5	368.1	364.6	324.8	362.5

Non-interest income:
Bank service charges	23.5	24.7	24.5	20.3	28.0
Investment management fees	19.9	18.9	18.8	17.4	18.1
Commercial banking lending fees	13.6	15.5	12.7	10.6	12.1
Operating lease income	11.3	12.9	12.4	11.8	12.6
Cash management fees	9.2	9.1	8.8	8.1	7.4
Customer interest rate swap income, net	0.1	2.2	1.2	2.7	8.8
Gain on sale of business, net of expenses (1)	—	75.9	—	—	—
Other non-interest income	17.0	19.0	22.7	18.7	36.8

Total non-interest income	94.6	178.2	101.1	89.6	123.8

Non-interest expense:
Compensation and benefits	172.8	166.6	166.5	167.8	173.9
Occupancy and equipment	49.1	50.9	49.1	48.0	51.0
Professional and outside services	33.6	24.9	24.1	25.7	38.5
Amortization of other acquisition-related intangible assets	11.0	9.7	10.2	10.2	10.7
Regulatory assessments	8.1	6.9	8.4	8.7	8.7
Operating lease expense	7.8	8.5	9.3	8.8	9.8
Goodwill impairment	—	353.0	—	—	—
Other non-interest expense	29.5	25.9	26.0	34.8	27.5

Total non-interest expense (1)	311.9	646.4	293.6	304.0	320.1

Income (loss) before income tax expense	182.2	(100.1)	172.1	110.4	166.2
Income tax expense	37.7	45.2	27.5	20.5	35.8

Net income (loss)	144.5	(145.3)	144.6	89.9	130.4
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income (loss) available to common shareholders	$141.0	$(148.8)	$141.1	$86.4	$126.9

Earnings per common share:
Basic	$0.34	$(0.36)	$0.34	$0.21	$0.30
Diluted	0.33	(0.35)	0.34	0.21	0.30

(1)

The gain on sale of business, net of expenses, is considered non-operating income. Total non-interest expense includes $19.6 million, $357.9 million, $4.6 million, $18.5 million and $17.9 million of non-operating expenses for the three months ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2021			December 31, 2020			March 31, 2020
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$5,000.0	$1.2	0.10%	$2,582.1	$0.8	0.12%	$289.8	$2.0	2.70%
Securities (2)	9,560.6	56.7	2.37	8,390.2	52.3	2.50	8,021.8	56.0	2.80
Loans:
Commercial real estate	13,281.3	98.8	2.98	13,574.3	106.1	3.13	14,715.3	149.6	4.07
Commercial and industrial	14,319.6	118.4	3.31	14,621.8	113.6	3.11	10,866.6	109.8	4.04
Equipment financing	4,887.7	62.8	5.13	4,867.5	62.1	5.10	4,915.6	68.2	5.55
Residential mortgage	8,328.3	70.2	3.37	8,821.0	75.3	3.41	10,236.3	90.5	3.54
Home equity and other consumer	2,037.1	16.5	3.23	2,176.6	18.7	3.44	2,726.1	30.7	4.51

Total loans	42,854.0	366.7	3.42	44,061.2	375.8	3.41	43,459.9	448.8	4.13

Total earning assets	57,414.6	$424.6	2.96%	55,033.5	$428.9	3.12%	51,771.5	$506.8	3.92%

Other assets	6,642.1			7,362.6			6,832.2

Total assets	$64,056.7			$62,396.1			$58,603.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$15,820.0	$—	—%	$14,742.6	$—	—%	$10,077.8	$—	—%
Savings, interest-bearing checking and money market	31,820.1	12.8	0.16	29,978.3	14.7	0.20	24,940.7	44.1	0.71
Time	5,236.4	9.9	0.75	5,953.5	15.4	1.03	9,144.6	34.8	1.52

Total deposits	52,876.5	22.7	0.17	50,674.4	30.1	0.24	44,163.1	78.9	0.71

Borrowings:
Federal Home Loan Bank advances	569.7	1.0	0.72	571.8	1.1	0.77	2,430.6	9.8	1.61
Customer repurchase agreements	422.8	0.2	0.13	447.6	0.2	0.15	328.0	0.5	0.67
Federal funds purchased	150.6	—	0.09	213.3	—	0.09	1,593.9	5.1	1.28

Total borrowings	1,143.1	1.2	0.42	1,232.7	1.3	0.43	4,352.5	15.4	1.42

Notes and debentures	1,007.8	7.2	2.87	1,010.8	7.3	2.89	999.5	8.8	3.51

Total funding liabilities	55,027.4	$31.1	0.23%	52,917.9	$38.7	0.29%	49,515.1	$103.1	0.83%

Other liabilities	1,423.4			1,594.2			1,284.3

Total liabilities	56,450.8			54,512.1			50,799.4
Stockholders' equity	7,605.9			7,884.0			7,804.3

Total liabilities and stockholders’ equity	$64,056.7			$62,396.1			$58,603.7

Net interest income/spread (3)		$393.5	2.73%		$390.2	2.83%		$403.7	3.09%

Net interest margin			2.74%			2.84%			3.12%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.6 million, $7.4 million and $7.7 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Non-accrual loans:
Commercial:
Commercial real estate	$90.2	$60.4	$85.3	$73.6	$53.5
Commercial and industrial	69.2	76.4	86.7	88.8	55.6
Equipment financing	118.1	109.3	49.0	48.6	42.5

Total Commercial	277.5	246.1	221.0	211.0	151.6

Retail:
Residential mortgage	56.9	62.3	62.9	62.6	66.6
Home equity	18.7	20.5	22.1	22.5	22.1
Other consumer	0.2	0.2	0.2	0.1	0.1

Total Retail	75.8	83.0	85.2	85.2	88.8

Total non-accrual loans (1)	353.3	329.1	306.2	296.2	240.4

Real estate owned:
Commercial	3.5	3.6	3.6	7.3	7.3
Residential	1.5	3.2	1.9	4.9	9.5

Total real estate owned	5.0	6.8	5.5	12.2	9.5

Repossessed assets	5.4	5.7	9.7	6.2	4.6

Total non-performing assets	$363.7	$341.6	$321.4	$314.6	$254.5

Non-accrual loans as a percentage of total loans	0.83%	0.75%	0.68%	0.65%	0.54%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.85	0.78	0.71	0.69	0.59
Tangible stockholders’ equity and allowance for credit losses	7.05	6.59	6.41	6.39	5.45

(1)

Reported net of government guarantees totaling $2.5 million at March 31, 2021, $2.5 million at December 31, 2020, $2.4 million at September 30, 2020, $2.9 million at June 30, 2020 and $1.2 million at March 31, 2020.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept 30, 2020	June 30, 2020	March 31, 2020
Allowance for credit losses on loans:
Balance at beginning of period	$425.1	$423.8	$414.0	$341.7	$246.6
CECL transition adjustment	—	—	—	—	72.2

Balance at beginning of period, adjusted	425.1	423.8	414.0	341.7	318.8

Charge-offs	(17.8)	(16.7)	(19.3)	(10.3)	(12.6)
Recoveries	5.4	3.3	2.0	1.8	2.0

Net loan charge-offs	(12.4)	(13.4)	(17.3)	(8.5)	(10.6)
Provision for credit losses on loans	(13.6)	14.7	27.1	80.8	33.5

Balance at end of period	$399.1	$425.1	$423.8	$414.0	$341.7

Allowance for credit losses on loans as a percentage of:
Total loans	0.93%	0.97%	0.94%	0.91%	0.77%
Non-accrual loans	113.0	129.1	138.4	139.8	142.2

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Commercial:
Commercial real estate	$5.8	$0.1	$4.1	$1.8	$3.4
Commercial and industrial	(0.5)	6.6	6.9	—	1.0
Equipment financing	7.2	6.8	6.2	5.2	3.9

Total	12.5	13.5	17.2	7.0	8.3

Retail:
Residential mortgage	(0.3)	(0.3)	(0.2)	—	0.8
Home equity	(0.2)	—	—	0.6	0.1
Other consumer	0.4	0.2	0.3	0.9	1.4

Total	(0.1)	(0.1)	0.1	1.5	2.3

Total net loan charge-offs	$12.4	$13.4	$17.3	$8.5	$10.6

Net loan charge-offs to average total loans (annualized)	0.12%	0.12%	0.15%	0.08%	0.10%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Total non-interest expense	$311.9	$646.4	$293.6	$304.0	$320.1

Adjustments to arrive at operating non-interest expense:
Stop & Shop contract termination costs	(12.1)	—	—	—	—
Merger-related expenses	(7.5)	(4.9)	(4.6)	(18.5)	(17.9)
Goodwill impairment	—	(353.0)	—	—	—

Total	(19.6)	(357.9)	(4.6)	(18.5)	(17.9)

Operating non-interest expense	292.3	288.5	289.0	285.5	302.2

Adjustments:
Amortization of other acquisition-related intangible assets	(11.0)	(9.7)	(10.2)	(10.2)	(10.7)
Operating lease expense	(7.8)	(8.5)	(9.3)	(8.8)	(9.8)
Other (1)	(1.7)	(1.3)	(5.1)	(1.9)	(1.9)

Total non-interest expense for efficiency ratio	$271.8	$269.0	$264.4	$264.6	$279.8

Net interest income (FTE basis)	$393.5	$390.2	$398.7	$413.0	$403.7
Total non-interest income	94.6	178.2	101.1	89.6	123.8

Total revenues	488.1	568.4	499.8	502.6	527.5
Adjustments:
Operating lease expense	(7.8)	(8.5)	(9.3)	(8.8)	(9.8)
BOLI FTE adjustment	0.6	0.9	0.8	1.0	0.8
Gain on sale of business, net of expenses	—	(75.9)	—	—	—
Other (2)	(1.1)	—	(0.1)	—	(0.3)

Total revenues for efficiency ratio	$479.8	$484.9	$491.2	$494.8	$518.2

Efficiency ratio	56.6%	55.5%	53.8%	53.5%	54.0%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and deducted from total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended
(in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Net interest income	$385.9	$382.8	$391.4	$405.6	$396.0
Non-interest income	94.6	178.2	101.1	89.6	123.8
Non-interest expense	(311.9)	(646.4)	(293.6)	(304.0)	(320.1)

Pre-provision net revenue	168.6	(85.4)	198.9	191.2	199.7
Non-operating income	—	(75.9)	—	—	—
Non-operating expense	19.6	357.9	4.6	18.5	17.9

Operating pre-provision net revenue	$188.2	$196.6	$203.5	$209.7	$217.6

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended
(dollars in millions, except per common share data)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Net income (loss) available to common shareholders	$141.0	$(148.8)	$141.1	$86.4	$126.9

Adjustments to arrive at operating earnings:
Stop & Shop contract termination costs	12.1	—	—	—	—
Merger-related expenses	7.5	4.9	4.6	18.5	17.9
Goodwill impairment (1)	—	353.0	—	—	—
Gain on sale of business, net of expenses	—	(75.9)	—	—	—

Total pre-tax adjustments	19.6	282.0	4.6	18.5	17.9
Tax effect (1)	(4.1)	14.5	(1.0)	(3.9)	(3.7)

Total adjustments, net of tax	15.5	296.5	3.6	14.6	14.2

Operating earnings	$156.5	$147.7	$144.7	$101.0	$141.1

Diluted EPS, as reported	$0.33	$(0.35)	$0.34	$0.21	$0.30

Adjustments to arrive at operating EPS:
Stop & Shop contract termination costs	0.02	—	—	—	—
Merger-related expenses	0.02	0.01	—	0.03	0.03
Goodwill impairment (1)	—	0.83	—	—	—
Gain on sale of business, net of expenses	—	(0.14)	—	—	—

Total adjustments per common share	0.04	0.70	—	0.03	0.03

Operating EPS	$0.37	$0.35	$0.34	$0.24	$0.33

Average total assets	$64,057	$62,396	$61,293	$61,841	$58,603

Operating return on average assets (annualized)	0.98%	0.95%	0.94%	0.65%	0.96%

(1)	The goodwill impairment charge for the three months ended December 31, 2020 is non-tax-deductible.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Operating earnings	$156.5	$147.7	$144.7	$101.0	$141.1

Average stockholders’ equity	$7,606	$7,884	$7,801	$7,757	$7,804
Less: Average preferred stock	244	244	244	244	244

Average common equity	7,362	7,640	7,557	7,513	7,560
Less: Average goodwill and average other acquisition-related intangible assets	2,842	3,213	3,249	3,259	3,269

Average tangible common equity	$4,520	$4,427	$4,308	$4,254	$4,291

Operating return on average tangible common equity (annualized)	13.8%	13.3%	13.4%	9.5%	13.2%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended
(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Common dividends paid	$75.7	$75.6	$75.7	$75.5	$77.3

Operating earnings	$156.5	$147.7	$144.7	$101.0	$141.1

Operating common dividend payout ratio	48.4%	51.2%	52.3%	74.8%	54.8%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Total stockholders’ equity	$7,592	$7,603	$7,831	$7,763	$7,726
Less: Preferred stock	244	244	244	244	244

Common equity	7,348	7,359	7,587	7,519	7,482
Less: Goodwill and other acquisition-related intangible assets	2,835	2,846	3,244	3,254	3,264

Tangible common equity	$4,513	$4,513	$4,343	$4,265	$4,218

Total assets	$64,172	$63,092	$60,871	$61,510	$60,433
Less: Goodwill and other acquisition-related intangible assets	2,835	2,846	3,244	3,254	3,264

Tangible assets	$61,337	$60,246	$57,627	$58,256	$57,169

Tangible common equity ratio	7.4%	7.5%	7.5%	7.3%	7.4%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
Tangible common equity	$4,513	$4,513	$4,343	$4,265	$4,218

Common shares issued	536.20	533.68	533.67	533.59	533.47
Less: Shares classified as treasury shares	108.98	109.00	109.00	109.00	109.00

Common shares outstanding	427.22	424.68	424.67	424.59	424.47
Less: Unallocated ESOP shares	5.49	5.57	5.66	5.75	5.84

Common shares	421.73	419.11	419.01	418.84	418.63

Tangible book value per common share	$10.70	$10.77	$10.18	$10.07	$10.07